                                   EXHIBIT 11

                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                                      EXHIBIT 11
                                                                     PAGE 1 OF 2



                  UNION PLANTERS CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE



                                                    THREE MONTHS ENDED          SIX MONTHS ENDED
                                                         JUNE 30,                 JUNE 30,
                                                    --------------------      --------------------
                                                     1995         1994         1995         1994
                                                   ---------     --------     --------    --------
                                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
PRIMARY EARNINGS PER COMMON SHARE

Average shares outstanding                          40,471        39,878       40,383        39,847

Average common share equivalents:
Assumed exercise of options outstanding                136           167          131           157
                                                   -------       -------      -------       -------
Primary average shares outstanding                  40,607        40,045       40,514        40,004
                                                   =======       =======      =======       =======


Net earnings                                       $33,866       $26,252      $66,881       $51,639
Less: Preferred stock dividends
        Series B                                       (88)          (88)        (176)         (176)
        Series C (redeemed October 31, 1994)            --          (444)          --         (895)
        Series D                                       (41)         (124)        (165)         (247)
        Series E                                    (1,554)       (1,554)      (3,108)       (3,108)
                                                   -------       -------      -------       -------
Net earnings applicable to common shares           $32,183       $24,042      $63,432       $47,213
                                                   =======       =======      =======       =======

Primary Earnings Per Common Share                     $.79          $.60        $1.56         $1.18



                                                                      EXHIBIT 11
                                                                     PAGE 2 OF 2

                  UNION PLANTERS CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE



                                                   THREE MONTHS ENDED            SIX MONTHS ENDED
                                                        JUNE 30,                    JUNE 30,
                                                   --------------------      ----------------------
                                                     1995          1994       1995          1994
                                                  ---------      --------    --------      --------
                                                     (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
FULLY DILUTED EARNINGS PER COMMON SHARE

Average shares outstanding                          40,471        39,878       40,383        39,847
Assumed exercise of options outstanding                158           172          143           160
Assumed conversion of preferred stock
  outstanding:
       Series B                                        340           340          340           340
       Series D                                        254           254          254           254
       Series E                                      3,885         3,885        3,885         3,885
                                                   -------       -------      -------       -------
Fully diluted average shares outstanding            45,108        44,529       45,005        44,486
                                                   =======       =======      =======       =======


Net earnings                                       $33,866       $26,252      $66,881       $51,639
Less: Series C preferred stock
       dividends (1)                                    --          (444)          --          (895)
                                                   -------       -------      -------       -------

Net earnings applicable to common shares           $33,866       $25,808      $66,881       $50,744
                                                   =======       =======      =======       =======


Fully Diluted Earnings Per Common Share               $.75          $.58        $1.49         $1.14


___________________

(1) Redeemed October 31, 1994